UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2015

Date of Report (Date of earliest event reported)

IMPERIAL PLANATATION CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-183797	68-0682040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 W. Rio Salado Parkway Suite 215 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

(480) 339-0181

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 24, 2015, Imperial Plantation Corporation, a Nevada corporation (“IMPC”), entered into an Share Exchange Agreement (the “Asset Purchase Agreement”) with Chaw Eng Neng, a resident of Malaysia (“Chaw”) and Lim Kok Cheang, a resident of Malaysia (“Lim"), whereby the Company agreed to issue 2 billion shares of its common stock in exchange for all of the issued and outstanding shares of Huu Haq Resources Sdn. Bhd., a Malaysian c corporation (“Huu Haq”).

Messrs. Chaw and Lim are the sole and equal owners of Huu Haq, which is in the business of planting, growing, maintain and harvesting agarwood for the purposes of producing agar wood chips, oudoil and agarwood tea. Huu Haq operates such business on a 2,000-acre plantation located in Kelantan, Malaysia. If this transaction proceeds as currently contemplated, Messrs. Chaw and Lim will control a total of 1 billion shares of IMPC. Messrs. Chaw and Lim would therefore each own 32.98% of IMPC’s total issued and outstanding shares.

IMPC has decided to enter into the plantation business, with specifically focusing on growing, harvesting and producing agarwood and agarwood products and believes that acquiring Huu Haq will allow it to enter the plantation business quickly and effectively.

The transaction to acquire Huu Haq is subject to the completion of due diligence by each party, which is currently ongoing. IMPC must also raise sufficient capital so that it will be able to operate Huu Haq and meet its ongoing operational requirements.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On July 24, 2015, we entered into a Subscription Agreement with Great Mission Inc., a Malaysian corporation, for the sale and purchase of 1 billion shares of our common stock at the price of $1 million or $0.001 per shares.

We issued the securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended (the “Act”), as the conditions of Regulation S were met, including but not limited to the following conditions:

•	Great Mission Inc. is located in Malaysia and was in Malaysia at the time of the sale of the shares;
•	Great Mission agree to resell the shares only in accordance with Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration; and
•	The certificate representing the shares sold contain a legend that transfer of the shares is prohibited except in accordance with the provisions of Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration and the hold may engage in hedging transactions with regards to IMPC’s common stock unless in compliance with the Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Exhibits.
10.1 Share Exchange Agreement, between the Registrant and Chaw Eng Neng dated June 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL PLANTATION CORPORATION

DATED: July 24, 2015

By:             /s/ Robbie Chua

Name: Robbie Chua

Title:   CEO